AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1999

                                      REGISTRATION NO. 333-____________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               KEYSPAN CORPORATION
               (Exact name of issuer as specified in its charter)
               --------------------------------------------------



        NEW YORK                   ONE METROTECH CENTER           11-3431358
(State or other jurisdiction of    BROOKLYN, NEW YORK  11201   (I.R.S. Employer
incorporation or organization)     (718) 403-1000            Identification No.)


                            175 EAST OLD COUNTRY ROAD
                           HICKSVILLE, NEW YORK 11801
                                        (516) 755-6650
                    (Address of Principal Executive Offices)
                    ----------------------------------------

                                 KEYSPAN ENERGY
                              LONG-TERM PERFORMANCE
                           INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)
                           ---------------------------

   FREDERICK M. LOWTHER, ESQ.                           COPY TO:
        GENERAL COUNSEL                          MATTHEW G. MALONEY, ESQ.
      KEYSPAN CORPORATION                 DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP
      ONE METROTECH CENTER                          2101 L STREET, NW
    BROOKLYN, NEW YORK 11201                      WASHINGTON, DC 20037
         (718) 403-1000                                (202) 785-9700
(Name, address and telephone number of agent for
           service)
                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

========================== ----------- ------------------ -------------------- ----------------
        Title of           Amount to   Proposed Maximum    Proposed Maximum       Amount of
    Securities to be       be           Offering Price    Aggregate Offering    Registration
       Registered          Registered      Per Share             Price             Fee (1)
========================== =========== ================== ==================== ================
Common Stock
 $0.01 par value.....     10,500,000      $26.9375          $282,843,750          $78,631
========================== =========== ================== ==================== ================

(1) COMPUTED PURSUANT TO RULE 457 (C) AND (H)(1) BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES ON MAY 17, 1999, AS REPORTED BY THE NEW YORK STOCK EXCHANGE.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


           The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents of KeySpan Corporation, formerly known as MarketSpan Corporation (the "Corporation"), filed with the Securities and Exchange Commission are incorporated herein by reference:

           (1) The Corporation's Form 10-K for the fiscal year ended December 31, 1998, which contains audited financial statements for the Corporation's latest fiscal year.

           (2) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the fiscal year ended December 31, 1998.

           (3) The description of the Corporation's common stock contained in the Corporation's Registration Statement on Form 8-A filed May 26, 1998 pursuant to Section 12(b) of the Exchange Act.

All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Steven L. Zelkowitz, Esq. is the Senior Vice President and Deputy General Counsel of the Corporation. He has beneficial ownership of shares of the Corporation's common stock with an aggregate value in excess of $50,000.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Sections 721-726 of Article 7 of the New York Business Corporation Law (the "BCL") provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement of expenses pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Section 722 provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity.
Section 723 provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding. Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers. The Corporation has in effect insurance policies providing both directors and officers liability coverage and corporate reimbursement coverage.

           Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity. The Corporation's Certificate of Incorporation eliminates personal liability of directors to the extent permitted by New York law.

           The Corporation's Certificate of Incorporation provides generally that the Corporation shall, except to the extent expressly prohibited by the BCL, indemnify each of its officers and directors made or threatened to be made a party to any action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation against all expense, liability and loss (including, but not limited to, all attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The Corporation's Certificate of Incorporation further provides for advancement and reimbursement of such expenses incurred by an officer or director in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if, and to the extent that, such person is ultimately found not to be entitled to indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.   EXHIBITS.

           The "Exhibit Index" on page E-1 is hereby incorporated by reference.

ITEM 9.   UNDERTAKINGS.

           (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 24, 1999.

                                  KEYSPAN CORPORATION
                                  (Registrant)


                                  By:/s/ Craig G. Matthews
                                  -------------------------
                                  Craig G. Matthews
                                  President and Chief Operating Officer


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 24, 1999.

         Signature                             Title and Position
         ---------                            ------------------

          *                                  Chairman of the Board and
     ---------------                         Chief Executive Officer
     Robert B. Catell                        (Principal executive officer)

  /s/ Craig G. Matthews                      President and Chief Operating
  ----------------------                     Officer
   Craig G. Matthews                         (Principal financial officer)

  /s/ Ronald S. Jendras                      Vice President, Controller and
  ---------------------                      Chief Accounting Officer
   Ronald S. Jendras                         (Principal accounting officer)

          *
   --------------------                      Director
    Lilyan H. Affinito

           *                                 Director
   --------------------
    George Bugliarello

           *                                 Director
   --------------------
     Howard R. Curd

           *                                 Director
   --------------------
    Richard N. Daniel

           *                                 Director
   --------------------
     Donald H. Elliot

           *                                 Director
   ---------------------
      Alan H. Fishman

           *                                 Director
   ---------------------
       James R. Jones

           *                                  Director
   ---------------------
     Stephen W. McKessy

           *                                  Director
   ---------------------
      Edward D. Miller

           *                                  Director
   ---------------------
     Basil A. Paterson

           *                                  Director
   ---------------------
    James Q. Riordan

           *                                  Director
   ---------------------
    Frederic V. Salerno

           *                                  Director
   ---------------------
      Vincent Tese


*By:      /s/ Craig G. Matthews
          ----------------------
            Craig G. Matthews
             ATTORNEY-IN-FACT

-----------------
*Such signature has been affixed pursuant to a Power of Attorney filed as an exhibit hereto and incorporated herein by reference thereto.

                                  EXHIBIT INDEX



EXHIBIT NO.           DESCRIPTION


     *5 Opinion of Steven L. Zelkowitz, Esq., Senior Vice President and Deputy General Counsel of the Corporation re: legality of Common Stock being registered

    *23.1 Consent of Steven L. Zelkowitz, Esq., Senior Vice President and Deputy
          General Counsel of the Corporation (included in Exhibit 5)

     *23.2 Consent of Arthur Andersen LLP

     *24 Power of Attorney made by Lilyan H. Affinito dated May 14, 1999 which is substantially the same as Powers of Attorney made by George Bugliarello dated May 14, 1999; Robert B. Catell dated May 14, 1999; Howard R. Curd dated May 14, 1999; Richard N. Daniel dated May 14, 1999; Donald H. Elliott dated May 17, 1999; Alan H. Fishman dated May 14, 1999; James R. J ones dated May 20, 1999; Stephen W. McKessy dated May 20, 1999; Edward D. Miller dated May 13, 1999; Basil A. Paterson dated May 14, 1999; James Q. Riordan dated May 13, 1999; Frederic V. Salerno dated May 13, 1999, and Vincent Tese dated May 14, 1999; with Resolution authorizing signatures.

---------------
*Filed Herewith

                                      E-1